Exhibit 10.24

DATED 29 OCTOBER 2012

DEED OF VARIATION

relating to

GROUND, FIRST AND SECOND FLOORS

NORDIC HOUSE 120 HIGH STREET PURLEY

between

SPHERION TECHNOLOGY (UK) LIMITED

and

CTI DATA SOLUTIONS LIMITED

Ross & Craig Solicitors

12A Upper Berkeley Street

London W1H 7QE

REF: SAG/NMW/SPH001.269

CONTENTS

CLAUSE

1. Interpretation	1
2. Variations of the Lease	2
3. Tenant’s covenant	3
4. Landlord’s Covenant	3
5. Payments	3
6. Registration of this deed	3
7. Contractual rights of third parties	4
8. 1954 Act Exclusion	4

SCHEDULE

SCHEDULE	VARIATIONS TO THE LEASE	5
1.	Deletion of existing clauses	5
2.	Replacement of existing clauses	5
3.	Reduced rent	5

This deed is dated 29 October, 2012

HM Land Registry

Landlord’s title number: SGL530625

Administrative area: Croydon

Tenant’s Title Number: SGL664785

Administrative Area: Croydon

PARTIES

(1)	SPHERION TECHNOLOGY (UK) LIMITED incorporated and registered in England and Wales with company number 03129645 whose registered office is at C/O Bryan Cave 88 Wood Street London EC2V 7QS (Landlord).

(2)	CTI DATA SOLUTIONS LIMITED incorporated and registered in England and Wales with company number 02969593 whose registered office is at Daisyfield Business Centre, Appleby Street, Blackburn, United Kingdom BB1 3BL (Tenant)

BACKGROUND

(A)	This deed is supplemental and collateral to the Lease.

(B)	The Landlord and the Tenant have agreed to vary the Lease on the terms set out in this deed.

(C)	The Landlord is entitled to the immediate reversion to the Lease.

(D)	The residue of the term granted by the Lease is vested in the Tenant.

AGREED TERMS

1.	Interpretation

1.1	The definitions in this clause apply in this deed.

Existing Rent: the yearly rent of £44,993.35 reserved by the Lease.

Lease: a lease of the Property dated 20 April 2005 and made between (1) the Landlord and (2) the Tenant.

New Rent: the yearly rent of £33,683.50 exclusive of Value Added Tax,.

Property: Ground, First and Second Floors Nordic House 120 High Street Purley Surrey as more particularly described in and demised by the Lease.

Rent Obligations: all obligations in the Lease relating to the yearly rent including, without limitation, the obligation to pay the yearly rent, the provision for re-entry on the non-payment of the yearly rent, the obligation to pay interest on any arrears of the yearly rent and the provisions for the review of the yearly rent.

Value Added Tax: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1.2	References to the Landlord include a reference to the person entitled for the time being to the immediate reversion to the Lease. References to the Tenant include a reference to its respective successors in title and assigns.

1.3	A reference to the Lease includes any deed, licence, consent, approval or other instrument supplemental to it.

1.4	A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.5	A person includes a corporate or unincorporated body.

1.6	Each of the expressions landlord covenant and tenant covenant have the meaning given to them by the Landlord and Tenant (Covenants) Act 1995.

1.7	Unless the context otherwise requires, a reference to the Property is to the whole and any part of it.

1.8	Except where a contrary intention appears, a reference to a clause or Schedule, is a reference to a clause of, or Schedule to, this deed and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.9	Clause, Schedule and paragraph headings do not affect the interpretation of this deed.

1.10	Except to the extent that they are inconsistent with the definitions and interpretations in clause 1 of this deed, the definitions and interpretations in clause 1 of the Lease shall apply to this deed.

2.	VARIATIONS OF THE LEASE

2.1	Variations made

From and including the date of this deed, the Lease shall be read and construed as varied by the provisions set out in the Schedule.

2.2	Lease remains in force

The Lease shall remain fully effective as varied by this deed and the terms of the Lease shall have effect as though the provisions contained in this deed had been contained in the Lease with effect from 1 January 2012.

3.	TENANT’S COVENANT

The Tenant covenants to observe and perform the tenant’s covenants in the Lease as varied by this deed.

4.	LANDLORD’S COVENANT

The Landlord covenants to observe and perform the landlord’s covenants in the Lease as varied by this deed.

5.	PAYMENTS

5.1	On the date of this deed, the Tenant shall pay to the Landlord all rent and other sums due under the Lease up to, and including, completion of the this Deed, to the extent that such sums have not already been paid, or the Landlord shall pay the Tenant a refund of all sums paid in relation to the period from 1 January 2012 as annual rent or other sums relating to the Second Floor of Nordic House.

5.2	It is hereby acknowledged that notwithstanding the provisions of the Lease or otherwise the Tenant shall have no repair or other liability in relation to the condition of the Second Floor of the Property and the Landlord shall release the Tenant from such Tenant covenants in respect of the Second Floor of the Property only in the Lease and from all liability for any subsisting breach of them and the Landlord shall not be entitled to make any claim in this respect regardless of its own liability to the Landlord as defined in the Superior Lease dated 4 April 1989 and made between Conifer Court Limited (1) GN Elmi Limited (2) and GN Elmi a.s. (3)

6.	REGISTRATION OF THIS DEED

6.1	Application for registration

Promptly following the completion of this deed, the Tenant shall apply to register this deed at HM Land Registry against the Tenant’s registered title number.

6.2	Requisitions

The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with an application for registration are dealt with promptly and properly.

6.3	Official copies

Within one month after completion of the registration, the Tenant shall send to the Landlord official copies of the registered titles.

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

7.	CONTRACTUAL RIGHTS OF THIRD PARTIES

No term of this deed shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party but this does not affect any right or remedy of a third party which exists or is available apart from under that Act.

8.	EXCLUSION OF SECURITY OF TENURE

8.1	the Tenant hereby confirms that before the date of this Lease:-

8.1.1	The Landlord served on the Tenant a notice dated 27 July, 2012 in relation to the tenancy created by this Lease (“the Notice”) in a form complying with the requirements of Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (“the Order”)

8.1.2	the Tenant, or a person duly authorised by the Tenant, in relation to the Notice made a statutory declaration (“the Declaration”) dated 17 September, 2012 in a form complying with the requirements of Schedule 2 of the Order

8.1.3	The Landlord and Tenant agree to exclude the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in relation to the tenancy created by this Lease

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule Variations to the Lease

1.	DELETION OF EXISTING CLAUSES

Paragraphs 2 and 3 of the Schedule to the Lease shall be deleted.

2.	REPLACEMENT OF EXISTING CLAUSES

There shall be deleted from Clause 1.2 of the Lease the words (“the Premises”) and there shall be inserted a new Clause 1.3 as follows:-

“1.3 “The Premises” means all that Ground and First Floors of Nordic House 120 High Street Purley Surrey comprising a total of 2,323 square feet as more particularly described in the Superior Lease save in respect of references in the Superior Lease to the Second Floor”

3.	REDUCED RENT

3.1	The Lease shall reserve the New Rent in the place of, and not in addition to, the Existing Rent.

3.2	The New Rent shall be payable from 1st January 2012 by the same instalments and on the same dates as the Existing Rent .

3.3	All Rent Obligations shall be read and construed as referring to the New Rent.

Executed as a deed by SPHERION TECHNOLOGY (UK) LIMITED acting by two directors or one director and the Company Secretary	Ron Fuccillo – Vice President and Treasurer Director Steve McMahan – Executive Vice President Director OR Secretary

Executed as a Deed by CTI DATA SOLUTIONS LIMITED acting by two directors or one director and the Company Secretary	/s/ John Birbeck Director /s/ Manfred Hanuschek Secretary